EXHIBIT 4.5

WF CARD FUNDING, LLC

as Transferor

and

WF CARD ISSUANCE TRUST

as Issuer

FORM OF TRANSFER AGREEMENT

Dated as of [________ __, ____]

-i-

EXHIBITS

EXHIBIT A	—	Form of Assignment of Receivables in Additional Accounts
EXHIBIT B	—	Form of Opinion of Counsel Regarding Additional Accounts
EXHIBIT C	—	Form of Annual Opinion of Counsel
EXHIBIT D	—	Form of Reassignment of Receivables
EXHIBIT E	—	Form of Reconveyance of Receivables

SCHEDULES

SCHEDULE 1	—	List of Accounts

Schedule 2.11	—	Requirements of FDIC Rule

-ii-

THIS TRANSFER AGREEMENT (this “Agreement”) by and between WF CARD FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Transferor”), as Transferor, and WF CARD ISSUANCE TRUST, a statutory trust created under the laws of Delaware (together with its successors and assigns, the “Issuer”), as Issuer, is made and entered into as of [________ __, ____].

In consideration of the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree that this Agreement, together with the Transaction Documents (each capitalized term as hereinafter defined), will define the contractual rights and responsibilities of the Transferor and the Issuer, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest, and hereby further agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions (a) Initially capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in (or by reference in) the Indenture.

(b) Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“60+-Day Delinquency Rate” means, for any Monthly Period, the delinquency rate calculated as a ratio (expressed as a percentage) of the aggregate dollar amount of Receivables that are 60 or more days delinquent to the aggregate dollar amount of all of the Receivables, measured as of the end of such Monthly Period.

“AAA” has the meaning specified in subsection 2.10(b)(i).

“Account” has the meaning specified in the Indenture.

“Account Schedule” has the meaning specified in the Indenture.

“Addition Date” has the meaning, for an Additional Account, specified in the related Assignment.

“Addition Representation Date” means, as to any Additional Account, the date specified in the related Assignment; provided, that such Addition Representation Date shall not be more than 7 Business Days prior to the Addition Date specified in the related Assignment.

“Additional Account” has the meaning specified in the Indenture.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Agreement” has the meaning specified in the first paragraph of this document.

“Assignment” has the meaning specified in subsection 2.06(c)(ii).

“Average Principal Receivables” has the meaning specified in the Indenture.

“Bank Portfolio” means the Mastercard®, VISA®, American Express®, or other major card payment network credit card accounts* owned by WFBNA.

“Beneficiary” has the meaning specified in the Trust Agreement.

“Business Day” has the meaning specified in the Indenture.

“Class” has the meaning specified in the Indenture.

“Closing Date” has the meaning specified in the Indenture.

“Collection Account” has the meaning specified in the Indenture.

“Collections” has the meaning specified in the Indenture.

“Commission” has the meaning specified in the Indenture.

“Credit Card Guidelines” has the meaning specified in the Indenture.

“Debtor Relief Laws” means (a) the United States Bankruptcy Code, (b) the Federal Deposit Insurance Act, and (c) all other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief laws affecting the rights of creditors generally, or if applicable, the rights of creditors of banks.

“Defaulted Account” has the meaning specified in the Indenture.

“Delinquency Trigger” means each occurrence, as determined by the Servicer, where the Three-Month Average 60+-Day Delinquency Rate equals or exceeds the then-current Delinquency Trigger Rate.

“Delinquency Trigger Rate” means, initially, [__]%, which percentage will be reviewed and may be adjusted from time to time as specified in subsections 6.01(b) and 6.01(c).

“Discount Option Date” has the meaning specified in subsection 2.08(a).

*	VISA, Mastercard, and American Express are registered trademarks of VISA International Service Association, Mastercard International Incorporated, and American Express Company, respectively.

“Discount Option Receivable Collections” has the meaning specified in subsection 2.08(b).

“Discount Option Receivables” means, Principal Receivables designated by the Transferor that are transferred to the Issuer at a specified discount, which discount is applied such that the discounted portion of Collections of such Principal Receivables are treated as Collections of Finance Charge Receivables.

“Discounted Percentage” has the meaning specified in subsection 2.08(a).

“Distribution Date” has the meaning specified in the Indenture.

“Early Redemption Event” has the meaning specified in the Indenture.

“Eligible Account” means any VISA®, Mastercard®, American Express®, or other major card payment network credit card accounts for which each of the following requirements is satisfied as of the Initial Representation Date, in the case of any Initial Account, or as of the related Addition Representation Date, in the case of any Additional Account:

(a) it exists and is maintained by WFBNA;

(b) its Receivables are payable in United States Dollars;

(c) the related Obligor’s most recent billing address is located in the United States of America or its territories or possessions;

(d) it is not classified on WFBNA’s electronic records as (i) counterfeit, cancelled, fraudulent, stolen, or lost or (ii) subject to a bankruptcy proceeding of the related Obligor; and

(e) all of its Receivables have not been charged off as uncollectible under WFBNA’s customary and usual procedures for servicing credit card accounts.

“Eligible Receivable” means any Receivable for which each of the following requirements is satisfied as of the applicable time:

(a) it arises in an Eligible Account;

(b) it is created, in all material respects, in compliance with all Requirements of Law applicable to WFBNA, and it is created under a Credit Card Agreement that complies, in all material respects, with all Requirements of Law applicable to WFBNA;

(c) all consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required for its creation or the execution, delivery, or performance of the related Credit Card Agreement have been obtained or made by WFBNA and are fully effective;

(d) immediately prior to it being transferred to the Issuer, the Transferor has good and marketable title to it free and clear of all Liens arising through or under the Transferor or any of its Affiliates, except for any Lien for municipal or other local taxes if those taxes are currently not due or if WFBNA or the Transferor is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes;

(e) it is the legal, valid, and binding payment obligation of the related Obligor and is enforceable against that Obligor in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity;

(f) it is an account under Article 9 of the New York UCC; and

(g) at the time of its transfer to the Issuer, WFBNA’s electronic records do not reflect any right of rescission, setoff, counterclaim or any other defenses arising out of Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Excess Funding Account” has the meaning specified in the Indenture.

“FDIC Rule” has the meaning specified in the Indenture.

“FDIC Rule Interpretations” has the meaning specified in the Indenture.

“Finance Charge Receivable” has the meaning specified in the Indenture.

“Fitch” has the meaning specified in the Indenture.

“Funding” has the meaning specified in the Indenture.

“Governmental Authority” has the meaning specified in the Indenture.

“Holder” has the meaning specified in the Indenture.

“Indenture” means the Indenture, dated as of [________ __, ____], among the Issuer, Wells Fargo Bank, National Association, not in its individual capacity but solely in its capacity as the paying agent and as the note registrar, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” has the meaning specified in the Indenture.

“Independent Director” has the meaning specified in subsection 2.05(g)(viii).

“Ineligible Receivable” has the meaning specified in subsection 2.04(d)(iii).

“Initial Account” has the meaning specified in the Indenture.

“Initial Representation Date” means, with respect to each Initial Account, [________ __, ____].

“Insolvency Event” has the meaning specified in the Indenture.

“Insurance Proceeds” has the meaning specified in the Indenture.

“Interchange” has the meaning specified in the Indenture.

“Investor Percentage” has the meaning specified in the Indenture.

“Issuer” has the meaning set forth in the first paragraph of this Agreement.

“Issuer Tax Opinion” has the meaning specified in the Indenture.

“Maximum Addition Amount” means, unless otherwise provided in an Indenture Supplement, with respect to any Addition Date, the number of Accounts originated by WFBNA and designated as Additional Accounts pursuant to Section 2.06 without satisfaction of the Rating Agency Condition as described under subsection 2.06(c)(vii) which would either (a) with respect to any of the three consecutive Monthly Periods be equal to the product of (i) 15% and (ii) the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or (b), with respect to any twelve-month period, equal the product of (i) 20% and (ii) the number of Accounts as of the first day of such twelve-month period; provided, however, that if the aggregate principal balance in the Additional Accounts specified in clause (a) or (b) above, as the case may be, shall exceed either (y) the product of (i) 15% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the third preceding Monthly Period minus the aggregate amount of Principal Receivables as of the date each such Additional Account was designated to the Issuer in all of the Accounts owned by WFBNA that have been designated as Additional Accounts since the first day of the third preceding Monthly Period or (z) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus the aggregate amount of Principal Receivables as of the date each such Additional Account was designated to the Issuer in all of the Accounts owned by WFBNA that have been designated as Additional Accounts since the first day of such calendar year, the Maximum Addition Amount shall be an amount equal to the lesser of the aggregate amount of Principal Receivables specified in either clause (y) or clause (z) of this proviso.

“Minimum Aggregate Principal Receivables” means, unless otherwise provided in an Indenture Supplement relating to any Series, as of any date of determination, an amount equal to the remainder of (a) the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series of Notes on such date; provided, that with respect to any Series, Class or Tranche in its Note Accumulation Period or such other period as designated in the related Indenture Supplement with a Nominal Liquidation Amount as of such date of determination equal to the amount on deposit (excluding any investment earnings) in the Principal Funding sub-Account relating to such Series, Class or Tranche taking into account any deposit to be made to the applicable Principal Funding sub-Account on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series, Class or Tranche shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero, minus (b) the amount on deposit in the Excess Funding Account on such date of determination.

“Minimum Transferor Interest” has the meaning specified in the Indenture.

“Monthly Period” has the meaning specified in the Indenture.

“Moody’s” has the meaning specified in the Indenture.

“Nominal Liquidation Amount” has the meaning specified in the Indenture.

“Note” or “Notes” has the meaning specified in the Indenture.

“Note Accumulation Period” has the meaning specified in the Indenture.

“Note Owner” has the meaning specified in the Indenture.

“Note Rating Agency” has the meaning specified in the Indenture.

“Notice Date” has the meaning specified in subsection 2.06(c)(i).

“Obligor” has the meaning specified in the Indenture.

“Officer’s Certificate” means a certificate signed by any Vice President or more senior officer of the Servicer or the Transferor, as applicable.

“Opinion of Counsel” has the meaning specified in the Indenture.

“Outstanding Dollar Principal Amount” has the meaning specified in the Indenture.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Participations” has the meaning specified in subsection 2.06(a)(ii).

“Person” has the meaning specified in the Indenture.

“Pool Portfolio Number File” means the file on WFBNA’s computer system and/or the table in the Securitization Data Store (SDS) that identifies the Accounts.

“Principal Adjustment” has the meaning specified in the Servicing Agreement.

“Principal Funding sub-Account” has the meaning specified in the Indenture.

“Principal Receivable” has the meaning specified in the Indenture.

“Qualified Dispute Resolution Professional” means an attorney or retired judge that is independent, impartial, and knowledgeable about and experienced with the laws of the State of Delaware, specializing in commercial litigation with at least 15 years of experience and whose name is on a list of neutral parties maintained by the AAA.

“Rating Agency Condition” has the meaning specified in the Indenture.

“Reassignment” has the meaning specified in subsection 2.07(b)(ii).

“Reassignment Amount” has the meaning specified in the Indenture.

“Reassignment Date” has the meaning specified in subsection 2.04(e).

“Receivable” has the meaning specified in the Indenture.

“Receivables Purchase Agreement” has the meaning specified in the Indenture.

“Record Date” has the meaning specified in the Indenture.

“Recoveries” has the meaning specified in the Indenture.

“Regulation RR” means Part 244 – Credit Risk Retention (Regulation RR), 12, C.F.R. §§ 244-1 – 244.22, as the same may be amended from time to time.

“Removal Date” has the meaning, for a Removed Account, specified in the related Reassignment.

“Removal Notice Date” has the meaning specified in subsection 2.07(a).

“Removed Accounts” has the meaning specified in subsection 2.07(a). For the avoidance of doubt, Zero Balance Accounts designated by the Transferor pursuant to subsection 2.07(c) shall be Removed Accounts; provided, however, that the terms and conditions specified in subsections 2.07(a) and 2.07(b), shall not apply to the removal of Zero Balance Accounts.

“Representing Party” has the meaning specified in subsection 2.10(a).

“Requesting Party” has the meaning specified in subsection 2.10(a).

“Requirements of Law” has the meaning specified in the Indenture.

“Revolving Credit Agreement” means the Revolving Credit Agreement by and between Funding and WFBNA, dated as of [________ __, ____], as such agreement may be amended, supplemented or otherwise modified from time to time in accordance therewith, or any substantially similar agreement entered into between any lender and Funding.

“Rules” has the meaning specified in subsection 2.10(b)(i).

“Seller’s Interest Measurement Date” means, for so long as any Notes remain outstanding under the Indenture and are held by any person other than a wholly-owned Affiliate of WFBNA (for so long as WFBNA acts as a sponsor), the close of business on the last day of each calendar month.

“Series” has the meaning specified in the Indenture.

“Servicer” has the meaning specified in the Indenture.

“Servicing Agreement” has the meaning specified in the Indenture.

“Three-Month Average 60+-Day Delinquency Rate” means, (x) as of any date of determination during the [________] [___] Monthly Period, the 60+-Day Delinquency Rate for the Monthly Period immediately preceding such date of determination; (y) as of any date of determination during the [________] [___] Monthly Period, (a) the sum of the 60+-Day Delinquency Rates for the two Monthly Periods immediately preceding such date of determination divided by (b) two; and (z) as of any date of determination thereafter, (a) the sum of the 60+-Day Delinquency Rates for the three Monthly Periods immediately preceding such date of determination divided by (b) three.

“Tranche” has the meaning specified in the Indenture.

“Transfer” has the meaning specified in the Trust Agreement.

“Transfer Date” has the meaning specified in the Indenture.

“Transferor” means Funding, in its capacity as Transferor under this Agreement, and its successors in interest and permitted assigns.

“Transferor Interest” has the meaning specified in the Indenture.

“Transferred Account” has the meaning specified in the Indenture.

“Transferred Assets” has the meaning specified in Section 2.01(a).

“Transferred Collateral” has the meaning specified in Section 2.09(a).

“Trust Accounts” has the meaning specified in the Indenture.

“Trust Agreement” has the meaning specified in the Indenture.

“United States Arbitration Act” means the United States Arbitration Act of 1925, as amended.

“Verified Note Owner” means either (a) a Note Owner that has provided the Representing Party written certification that it is a Note Owner and one other form of documentation, such as a trade confirmation, an account statement, a letter from such Note Owner’s broker or dealer, or another similar document, or (b) any Noteholder.

“WFBNA” has the meaning specified in the Indenture.

“Zero Balance Account” means any Account with a Receivables balance of zero.

“Zero Balance Account Removal Date” has the meaning specified in subsection 2.07(c).

Section 1.02. Other Definitional Provisions; Rules of Construction (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein, and accounting terms partially defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control. The term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term “including” and words of similar import will be deemed to be followed by “without limitation.” The canon of ejusdem generis may be applied only in the context of this Agreement’s purpose and not merely in the context of a particular phrase.

(d) A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any Person includes that Person’s successors and permitted assigns. Wherever from the context it appears appropriate, each term defined in either the singular or the plural form incorporates both the singular and the plural form of such term.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.01. Conveyance of Receivables. (a) The Transferor hereby transfers, assigns, sets over, and otherwise conveys to the Issuer, without recourse, all of the Transferor’s right, title and interest in, to and under (i) the Receivables existing on the Closing Date and arising after the Closing Date in each Initial Account, and the Receivables existing on the related Addition Date and arising after that Addition Date in each Additional Account, (ii) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables, and (v) all proceeds of any of the foregoing property. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Issuer all of the Transferor’s rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including, without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement to the same extent as the Transferor could but for the assignment thereof to the Issuer. The property described in the two preceding sentences, shall constitute the transferred assets (the “Transferred Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Issuer, the Indenture Trustee or any Noteholder of any obligation of the Transferor, WFBNA, or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants’ clearance systems, VISA®, Mastercard®, American Express®* or insurers.

(b) In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, all financing statements (including any amendments of financing statements and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in the New York UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of the assignment of

*	VISA, Mastercard, and American Express are registered trademarks of VISA International Service Association, Mastercard International Incorporated, and American Express Company, respectively.

the Receivables to the Issuer, and to deliver a file-stamped copy of such financing statements, amendments of financing statements or continuation statements or other evidence of such filings to the Issuer on or prior to the Closing Date, and in the case of any amendments of financing statements or continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance shall be made to the Issuer, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

(c) In connection with such transfer, the Transferor agrees, at its own expense, (i) on or prior to (A) the Closing Date, in the case of the Initial Accounts, (B) the applicable Addition Date, in the case of the Additional Accounts, and (C) the date when a Transferred Account is created, in the case of any Transferred Account, in each case to indicate in its books and records (including the appropriate computer files) that Receivables created in connection with such Accounts and the related Transferred Assets have been transferred to the Issuer pursuant to this Agreement, and pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, and (ii) on or prior to each such date referred to in clause (i)(A) and (B), to deliver to the Issuer, the Servicer, and the Indenture Trustee an Account Schedule (which such Account Schedule on each such date may omit the balance of the Receivables existing in each Account on each such date, provided that an updated Account Schedule including the balance of Receivables existing in each such Account (which also identifies any Transferred Accounts that were created during the intervening period) shall be delivered within three (3) Business Days thereafter). Each Account Schedule, as supplemented from time to time, shall be marked as Schedule 1 to this Agreement, delivered to the Issuer, the Servicer, and the Indenture Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. Once the books and records (including the appropriate computer files) referenced in clause (i) of this paragraph have been indicated with respect to any Account, the Transferor further agrees not to alter such indication during the term of this Agreement unless and until (x) such Account becomes a Removed Account or a Defaulted Account or (y) the Transferor has taken all actions that are necessary or appropriate to maintain the perfection and the priority of the Issuer’s ownership interest in the related Transferred Assets. Promptly after a request from the Issuer, and at least once every two months regardless of whether a request is made by the Issuer, the Transferor must deliver to the Issuer, the Servicer and the Indenture Trustee, an updated Account Schedule (which updated Account Schedule identifies all Transferred Accounts that were created during the applicable intervening period).

(d) The Accounts shall be identified in the Pool Portfolio Number File with the designation “901”, “902”, “903”, “904” or “905”, and the Transferor shall not instruct or authorize WFBNA to alter such file designation with respect to any Account during the term of this Agreement unless and until (i) an Account becomes a Removed Account or a Defaulted Account or (ii) the Transferor has taken all actions that are necessary or appropriate to maintain the perfection and the priority of the Issuer’s ownership interest in the related Transferred Assets.

(e) The parties hereto intend that each transfer of Transferred Assets and other property pursuant to this Agreement or any Assignment constitute a sale, and not a secured borrowing, conveying good title, free and clear of any liens, claims, encumbrances or rights of others, from the Transferor to the Issuer. If, and to the extent that, notwithstanding such intent, the transfer pursuant to this Section 2.01 is not deemed to be a sale, then this agreement shall constitute a security agreement under applicable law, and the Transferor shall be deemed hereunder to have granted and does hereby grant to the Issuer a first priority perfected security interest in all of the Transferor’s right, title and interest in, to and under (i) the Receivables existing on the Closing Date and arising after the Closing Date in each Initial Account, and the Receivables existing on the related Addition Date and arising after that Addition Date in each Additional Account, (ii) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables, and (v) all proceeds of any of the foregoing property and all of the Transferor’s rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement to the same extent as the Transferor could but for the assignment thereof to the Issuer to secure an obligation in the amount of the aggregate Purchase Price transferred to the Transferor.

Section 2.02. Acceptance by the Issuer; Purchase Price; Issuance of Notes; Adjustments. (a) The Issuer hereby acknowledges its acceptance of all right, title and interest to the property now existing and hereafter created, conveyed to the Issuer pursuant to Section 2.01. The Issuer further acknowledges that, on or prior to the Closing Date, the Transferor delivered to the Issuer the Account Schedule relating to the Initial Accounts.

(b) The purchase price for the Transferred Assets shall equal the aggregate amount of the Principal Receivables included therein, adjusted consistent with and to the extent of any applicable Discounted Percentage (such amount for any Transferred Assets, the “Purchase Price”).

(c) The Purchase Price for any Transferred Assets sold by the Transferor to the Issuer under this Agreement shall be deemed to be paid by the Issuer to the Transferor through an increase in the Transferor Interest equal to the amount of the Principal Receivables sold to the Issuer; provided that the Transferor may require the Issuer to issue Notes in exchange for a decrease in the Transferor Interest as provided in clause (d).

(d) Upon the Transferor’s request, the Issuer shall from time to time, issue a Series, Class or Tranche of Notes to the Transferor or its designee with such terms as specified in the related Indenture Supplement or Terms Document, so long as such issuance is permitted under the terms of the Indenture.

(e) If on any day, the outstanding amount of any Principal Receivable is reduced by the Servicer because of a Principal Adjustment pursuant to Section 2.06(b) of the Servicing Agreement, then, the Transferor shall compensate the Issuer for such reduction as provided below. The compensation payable by the Transferor for any such reduction shall equal the amount of the reduction in the amount of the Principal Receivable. The Transferor shall pay such compensation to the Issuer, by delivering to the Servicer, for deposit into the Collection Account, the amount of such reduction (for allocation as a Collection of Principal Receivables pursuant to the Indenture and each Indenture Supplement) no later than the second Business Day after such adjustment is made by the Servicer; provided, that no such payment need be made if the Transferor Interest exceeds zero after being reduced for such Principal Adjustment.

Section 2.03. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer as of the date hereof:

(a) The Transferor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Transferor has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver, and perform its obligations under this Agreement.

(b) The Transferor is duly qualified to do business (or is exempt from such requirements) as a foreign corporation or foreign limited liability company and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Transferor or the transactions contemplated by, or its ability to perform its obligations under, this Agreement.

(c) The Transferor has duly authorized, by all necessary limited liability company action, its execution and delivery of this Agreement and its consummation of the transactions contemplated by this Agreement.

(d) The Transferor’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement do not conflict with, breach any term of, or cause a default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which the Transferor or any of its properties are bound, except where such breach or default could not be reasonably expected to materially and adversely affect Funding’s ability to perform its obligations under this Agreement.

(e) The Transferor’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement do not conflict with or violate any Requirements of Law applicable to the Transferor, except where such conflict or violation could not be reasonably expected to materially and adversely affect Funding’s performance of its obligations under this Agreement.

(f) No proceeding or investigation against the Transferor is pending or, to the best of the Transferor’s knowledge, threatened before any Governmental Authority that (A) asserts that this Agreement is invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement, (C) seeks any determination or ruling that, in the Transferor’s reasonable judgment, would materially and adversely affect the Transferor’s performance under this Agreement, or (D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g) As of the Initial Representation Date, no selection procedures adverse to the Noteholders have been employed by the Transferor in selecting the Accounts.

(h) The Transferor has obtained all approvals, authorizations, licenses, consents, and orders required of any Governmental Authority in connection with the Transferor’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement.

The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Issuer. The Transferor hereby represents and warrants to the Issuer, with respect to any Series of Notes, as of the issuance date of such Series of Notes, unless otherwise stated in such Indenture Supplement, that the representations and warranties of the Transferor set forth in Section 2.03 are true and correct as of such date. Upon discovery by the Transferor or the Issuer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other, the Servicer and the Indenture Trustee.

Section 2.04. Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

(a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Issuer as of the date hereof and each subsequent closing date for the issuance of any Notes, and with respect to any Additional Accounts, on each related Addition Date occurring after the date hereof that:

(i) The Receivables Purchase Agreement and this Agreement, each constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(ii) This Agreement constitutes either (A) a valid sale to the Issuer of the Receivables or (B) a grant of a security interest to secure payment or performance of an obligation in favor of the Issuer in the Receivables, and that sale or security interest is perfected under the UCC.

(b) Eligibility of Receivables. The Transferor hereby represents and warrants to the Issuer as of the Closing Date, in the case of any Initial Account and the related Receivables, and as of each Addition Date, in the case of any related Additional Account and the related Receivables, as the case may be, that:

(i) As of the Closing Date, in the case of Initial Accounts and as of the related Addition Date, in the case of any Additional Account, each Receivable existing in that Account is an Eligible Receivable.

(ii) Each related Receivable existing on the Closing Date, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account, is conveyed to the Issuer free and clear of any Lien arising through or under the Transferor or any of its Affiliates except for any Lien for municipal or other local taxes if those taxes are currently not due or if WFBNA or the Transferor is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.

(iii) All consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required in connection with the conveyance of each related Receivable to the Issuer have been obtained or made by the Transferor and are fully effective.

(iv) On any date after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, on which any new Receivable is created, that each such Receivable is an Eligible Receivable. Each related Receivable arising after the Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, is conveyed by the Transferor to the Issuer free and clear of any Lien arising through or under the Transferor or any of its Affiliates except for any Lien for municipal or other local taxes if those taxes are currently not due or if WFBNA or the Transferor is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes.

(v) As of the Closing Date and as of each Addition Date, the Account Schedule identifies all of the existing Accounts.

(c) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Receivables to the Issuer and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by the Transferor or the Issuer of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other. The Transferor agrees to cooperate with the Issuer in attempting to cure any such breach.

(d) Transfer of Ineligible Receivables.

(i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.04(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Issuer’s rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Issuer free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by WFBNA or the Transferor; or (C) the unsecured short-term debt rating of the Transferor is not at least P-1 by Moody’s and F1 by Fitch and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or receipt by the Transferor of written notice of such breach or event given by the Issuer or the Indenture Trustee, acting at the direction of the Majority Holders of all Series, each such Receivable shall be automatically reconveyed by the Issuer on the terms and conditions set forth in subsection 2.04(d)(iii).

(ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Issuer’s rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Issuer free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Issuer in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by the Transferor, or receipt by the Transferor of written notice of any such event given by the Issuer or the Indenture Trustee, acting at the direction of the Majority Holders of all Series, each such Receivable shall be reconveyed by the Issuer on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

(iii) Procedures for Removal. When the provisions of subsection 2.04(d)(i) or (ii) above require reconveyance of a Receivable, the Transferor shall accept reassignment of such Receivable (an “Ineligible Receivable”), the principal balance of each such Ineligible Receivable will be deducted from the Principal Receivables and decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in any calculation that uses the aggregate amount of Principal Receivables. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below zero or would otherwise not be permitted by law, the Transferor shall concurrently pay to the Issuer, by delivering to the Servicer, for deposit into the Collection Account, (for allocation as a Principal Receivable) in immediately available funds, prior to the Transfer Date related to such Monthly Period in which such event occurred, an amount equal to the amount by which the Transferor Interest would be reduced below zero. Simultaneously with the reassignment to the Transferor of an Ineligible Receivable, such Ineligible Receivable and other property relating to it, shall be released from the Lien of the Indenture pursuant to Section 13.07 of the Indenture and the Issuer shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to (i) such Ineligible Receivable, (ii) all monies due or to become due with respect to such Ineligible Receivable, (iii) all Interchange, Insurance Proceeds and Recoveries allocable to such Ineligible Receivable, (iv) all Collections on such Ineligible Receivables and (v) all proceeds of any of the foregoing property. Such reassigned Ineligible Receivable shall be treated by the Issuer as collected in full as of the date on which it was transferred. The Issuer shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). The obligation of the Transferor set forth in this subsection 2.04(d)(iii) and the automatic removal of such Receivable from the Issuer shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to the Issuer or the Noteholders (or the Indenture Trustee on behalf of the Noteholders).

(e) Reassignment of All Receivables. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(a), the Issuer or the Indenture Trustee, acting at the direction of the Majority Holders of all Series, by notice then given in writing to the Transferor, may direct the Transferor to accept reassignment of an amount of Principal Receivables and related assets (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables and related assets on a Distribution Date specified by the Issuer (such Distribution Date, the “Reassignment Date”) occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.04(a) shall then be true and correct in all material respects. The Transferor shall pay to the Issuer, by delivering to the Servicer for deposit into the Collection Account (in New York Clearing House, next day funds) on the Transfer Date preceding the Reassignment Date, an amount equal to the Reassignment Amount for such Receivables, for distribution to the Noteholders pursuant to the Indenture and each Indenture Supplement. Payment of the Reassignment Amount, and all other amounts in the Trust Accounts in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables securing the Notes. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Collection Account or the applicable Series Account (i) the Receivables existing on such date and arising after such date in each Account, (ii) all monies due or to become due with respect to such Receivables (including

Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables and (v) all proceeds of any of the foregoing property shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Issuer shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Issuer to and under (i) the Receivables existing on such date and arising after such date in each Account, (ii) all monies due or to become due with respect to such Receivables (including Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables and (v) all proceeds of any of the foregoing property. If the Issuer gives notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) available to the Issuer, the Noteholders or the Indenture Trustee.

Section 2.05. Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables to be Accounts. Except in enforcing or collecting an Account, the Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the New York UCC). Except in enforcing or collecting an Account, the Transferor will take no action to cause any Receivable to be payable pursuant to a contract which creates a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an account (as defined in the New York UCC). If the Transferor breaches this covenant, the Transferor must repurchase the related Receivable as though it qualifies for repurchase under Section 2.04.

(b) Security Interests. Except for the conveyances specified hereunder, the Transferor will not (i) sell, pledge, assign or transfer to any other Person any Receivable, (ii) take any other action that is inconsistent with the ownership of each Receivable by the Issuer, or (iii) grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Issuer of the existence of any Lien on any Receivable (other than any Lien created pursuant to any Transaction Document); and the Transferor shall defend the right, title and interest of the Issuer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if WFBNA or the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c) Enforcement of the Receivables Purchase Agreement. The Transferor agrees to take all actions necessary and appropriate to enforce its rights and claims under the Receivables Purchase Agreement.

(d) Account Allocations. (i) In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 4.01 or an order by any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Issuer) then, in any such event, (A) the Transferor agrees to allocate and pay to the Issuer, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables held by the Issuer on such date of inability); (B) the Transferor agrees to have such amounts applied as Collections on the Transferred Assets in accordance with the Indenture; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer) that are written off as uncollectible shall continue to be allocated in accordance with the Indenture, and all amounts that would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer shall be deemed to be Principal Receivables for the purpose of all calculations under the Transaction Documents. If the Transferor is unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account proportionately based on the total amount of Principal Receivables of such Obligor retained by the Issuer and the total amount owing by such Obligor on such Account after such event, and the portion allocable to any Principal Receivables retained by the Issuer shall be applied as Collections in accordance with the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Issuer, shall continue to be owned by the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with the Indenture.

(ii) In the event that, pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Issuer. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained by the Issuer, then the

Transferor agrees to allocate such payments proportionately based on the total amount of Principal Receivables of such Obligor’s Account retained by the Issuer and the total amount in that Account then owned by the Transferor.

(e) Delivery of Collections. In the event that the Transferor receives Collections (including Recoveries, Insurance Proceeds and Interchange), the Transferor agrees to pay to the Issuer, by delivering such amounts to the Servicer (or, if directed by the Issuer, directly to the Paying Agent), all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof and in any event no later than two (2) Business Days after receipt thereof by the Transferor. The Transferor will enforce a substantially similar covenant of WFBNA under the Receivables Purchase Agreement that relates to Receivables sold to the Transferor.

(f) Covenants of the Transferor with Respect to the Receivables Purchase Agreement. The Transferor shall enforce WFBNA’s covenants under the Receivables Purchase Agreement:

(i) to not transfer any Account except in a permitted merger, consolidation, or sale;

(ii) to transfer to the Transferor all Interchange received with respect to the Receivables; and

(iii) not to change any Credit Card Agreement or the Credit Card Guidelines except as permitted under the Receivables Purchase Agreement.

(g) Separate Company Existence. The Transferor shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Transferor, with financial institutions. The funds of the Transferor will not be diverted to any other Person or for other than the company use of the Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between the Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties.

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members and other Affiliates. To the extent that the Transferor and any of its members or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and its limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular members’ and directors’ meetings shall be held at least annually.

(viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” means any member of the board of directors of the Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee, member or shareholder of any Affiliate of the Transferor which is not a special purpose entity, (y) a director of any Affiliate of the Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(ix) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

(x) Act solely in its own company name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xi) Other than as provided in the Revolving Credit Agreement, ensure that no Affiliate of the Transferor shall advance funds or loan money to the Transferor, and no Affiliate of the Transferor will otherwise guaranty debts of the Transferor.

(xii) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of, any obligation of any Affiliate of the Transferor nor shall the Transferor make any loans to any Person.

(xiv) Ensure that all financial statements of the Transferor, whether or not consolidated, and all financial statements of the Transferor’s Affiliates that include the Transferor (i) disclose the effects of all this Agreement, the Receivables Purchase Agreement, and related Transaction Documents to which Funding is a party in accordance with generally accepted accounting principles and (ii) to the extent required by generally accepted accounting principles or otherwise material, make clear that the Transferor is separate from WFBNA and any person or entity that is an affiliate or insider of WFBNA or that controls WFBNA, is controlled by WFBNA, or is under common control with WFBNA, and that the Receivables and the assets of Funding are not assets of WFBNA or any person or entity that is an affiliate or insider of WFBNA or that controls WFBNA, is controlled by WFBNA, or is under common control with WFBNA.

(xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.

Section 2.06. Addition of Accounts. (a) (i) If, (A) during any period of thirty consecutive days, the Transferor Interest averaged over that period (based on the Transferor Interest as of each Date of Processing during that period and the number of Dates of Processing during that period) is less than the Minimum Transferor Interest for that period, the Transferor shall designate additional eligible Mastercard®, VISA®, American Express®, or other major card payment network accounts from the Bank Portfolio to be included as Additional Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average

Principal Receivables for such 30-day period, computed by assuming that the amount of the Principal Receivables of such Additional Accounts shall be deemed to be held by the Issuer during each day of such 30-day period, is at least equal to the Minimum Transferor Interest, or (B) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Issuer on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be.

(ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Transferor may, subject to any applicable conditions specified in paragraph (c) below, convey to the Issuer, participations representing undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by WFBNA or any Affiliate of WFBNA and collections thereon (“Participations”). The addition of Participations in the Issuer pursuant to this paragraph (a) or paragraph (b) below shall be effectuated by an amendment hereto, dated as of the applicable Addition Date, pursuant to subsection 7.01(a).

(b) In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts or Participations to be included as property of the Issuer, in either case as of the applicable Addition Date.

(c) The Transferor agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

(i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the “Notice Date”), the Transferor shall give the Issuer, the Indenture Trustee, each Note Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii) on or before the Addition Date, the Transferor shall have delivered to the Issuer a written assignment in substantially the form of Exhibit A (the “Assignment”) and the Transferor shall have indicated in its books and records (including the appropriate computer files) that the Receivables created in connection with the Additional Accounts have been transferred to the Issuer under this Agreement and pledged by the Issuer to the Indenture Trustee under the Indenture and, within five Business Days thereafter, or as otherwise agreed upon between the Transferor and the Issuer, the Transferor shall have delivered to the Issuer, the Indenture Trustee and the Servicer the updated Account Schedule, which Account Schedule is true and complete as of the related Addition Date and which shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

(iii) the Transferor shall represent and warrant that (x) with respect to Additional Accounts, each Additional Account is, as of the Addition Representation Date, an Eligible Account, and each existing Receivable in such Additional Account is, as of the as of the Addition Representation Date, an Eligible Receivable, (y) as of the Addition Representation Date, no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders have been used in selecting the related Additional Accounts, and (z) as of the Addition Date, the Transferor is not insolvent;

(iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid sale to the Issuer of the Receivables in the Additional Accounts, or (y) a grant of a security interest to secure payment or performance of an obligation in favor of the Issuer in the Receivables in the Additional Accounts, and that sale or security interest is perfected under the New York UCC;

(v) the Transferor shall deliver an Officer’s Certificate substantially in the form of Schedule 2 to Exhibit A to the Issuer, confirming the items set forth in paragraphs (ii), (iii) and (iv) above;

(vi) the Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Issuer and the Indenture Trustee (with a copy to each Note Rating Agency) substantially in the form of Exhibit B;

(vii) with respect to accounts in excess of the Maximum Addition Amount and with respect to Participations, the Transferor shall have satisfied the Rating Agency Condition with respect to the inclusion of such accounts as Additional Accounts pursuant to subsections 2.06(a) and 2.06(b) or the inclusion of such Participations to be included as property of the Issuer pursuant to subsections 2.06(a) and 2.06(b); and

(viii) the Transferor shall provide each Note Rating Agency 30 days’ prior notice of the inclusion of any business cards as Additional Accounts pursuant to subsection 2.06(b).

Section 2.07. Removal of Accounts. (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal (“Removed Accounts”) from the Issuer. On or before the fifth Business Day (the “Removal Notice Date”) prior to the date on which the Receivables in the designated Removed Accounts will be reassigned by the Issuer to the Transferor, the Transferor shall give the Issuer, the Servicer, and the Indenture Trustee written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

(b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause an Early

Redemption Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, (c) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Indenture Supplement with respect to any Series;

(ii) on or prior to the Removal Date, the Transferor shall have delivered to the Issuer for execution a written assignment in substantially the form of Exhibit D (the “Reassignment”) and, within five Business Days (or as otherwise agreed upon between the Transferor and the Issuer) after the Removal Date, the Transferor shall have delivered to the Issuer, the Servicer and the Indenture Trustee, the updated Account Schedule, which Account Schedule is true and complete as of the Removal Date and as of the Removal Date shall modify and amend and be made a part of this Agreement;

(iii) the Transferor shall represent and warrant that it has not used any selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders in selecting the related Removed Accounts;

(iv) on or before the tenth Business Day prior to the Removal Date, each Note Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor and the Issuer shall have satisfied the Rating Agency Condition prior to the Removal Date with respect to such proposed removal; and

(v) the Transferor shall have delivered to the Issuer an Officer’s Certificate confirming the items set forth in clauses (i) through (iv) above. The Issuer may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, the Issuer and the Indenture Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer be property of the Issuer.

(c) Notwithstanding anything else in this Section 2.07 to the contrary, the Transferor may, but shall not be obligated to, designate at any time any Zero Balance Account, any future receivables of which will no longer be property of the Issuer, and direct WFBNA to remove the designation “901”, “902”, “903”, “904” or “905”, as applicable, from the Pool Portfolio Number File for such Accounts; provided, that in connection with such designation and removal, the Transferor shall have delivered (i) to each Note Rating Agency, prior to the date of such designation and removal (a “Zero Balance Account Removal Date”), an Officer’s Certificate of the Transferor to the effect that to the best knowledge of the Transferor such designation and removal shall not cause an Early Redemption Event to occur and (ii) to the Servicer, the Indenture Trustee and the Issuer, within five Business Days (or as otherwise agreed upon between the Transferor and the Issuer) after the related Zero Balance Account Removal Date, the updated Account Schedule, which Account Schedule is true and complete as of such Zero Balance Account Removal Date. The Issuer, shall acknowledge receipt of such Account Schedule in writing, which as of the related Zero Balance Account Removal Date shall modify and amend and be made a part of this Agreement, and which shall reconvey to the Transferor, without recourse on and after the related Zero Balance Account Removal Date, all right, title and interest of the Issuer in to and under (i) the Receivables thereafter created in the related Zero Balance Accounts, (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds and Recoveries allocable to such Receivables thereafter created and (iv) all proceeds of any of the foregoing property.

Section 2.08. Discount Option. (a) The Transferor may at any time, upon at least 30 days’ prior written notice to the Servicer, the Issuer and each Note Rating Agency, designate a date (the “Discount Option Date”) upon which a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (any such percentage, the “Discounted Percentage”), of all Principal Receivables existing in all Accounts or in any specified portion of the Accounts as Discount Option Receivables that are to be treated on and after such designation, or for the period specified, as Finance Charge Receivables. On or after a Discount Option Date, the Transferor shall also have the option of increasing, reducing, extending or withdrawing the Discounted Percentage, at any time and from time to time, without notice to or the consent of any Noteholder, provided that the Transferor shall provide prior written notice of such modification of the Discounted Percentage to the Servicer, the Issuer and each Note Rating Agency at least 30 days prior to the effectiveness of such change. The designation of a Discounted Percentage, or any increase to, reduction of, extension of, or withdrawal of such Discounted Percentage, shall not become effective on the date specified in such notice unless, on or prior to such date, the Transferor has delivered to the Issuer an Officer’s Certificate of the Transferor affirming that:

(i) the designation of Discount Option Receivables shall not, in the reasonable belief of the Transferor, cause an Early Redemption Event to occur or cause an event which with notice or the lapse of time or both would constitute an Early Redemption Event; and

(ii) on or before the date specified in the written notice, the Transferor shall have satisfied the Rating Agency Condition with respect to such designation of, or modification to, the Discounted Percentage.

The Issuer may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

(b) On and after the date of satisfaction of the above conditions, (i) the Transferor shall apply the new Discounted Percentage to all existing and newly generated Principal Receivables in the specified Accounts to which the Discounted Percentage is to be applied and (ii) in processing Collections of Principal Receivables of such Accounts, the product of the Discounted Percentage and Collections of such Principal Receivables shall be deemed “Discount Option Receivable Collections” and such Discount Option Receivable Collections shall be treated for all purposes hereunder as Collections of Finance Charge Receivables.

Section 2.09. Additional Representations and Warranties of the Transferor. The Transferor hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Agreement. Such representations and warranties speak of the date that the Transferred Collateral (as defined below) is transferred to the Issuer but shall not be waived by any of the parties to this Agreement unless the Rating Agency Condition is satisfied with respect to such waiver.

(a) This Agreement creates a valid and continuing security interest (as defined in the New York UCC) in favor of the Issuer in the Receivables described in Section 2.01 or in Section 3 of any Assignment (the “Transferred Collateral”), which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

(b) The Transferred Collateral constitutes “accounts” within the meaning of the New York UCC.

(c) At the time of each transfer and assignment of Transferred Collateral to the Issuer pursuant to this Agreement or an Assignment, the Transferor owned and had good and marketable title to such Transferred Collateral free and clear of any lien, claim or encumbrance of any Person.

(d) The Transferor has caused or will have caused, within ten days of the initial execution of this Agreement and each Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Transferred Collateral granted to the Issuer pursuant to this Agreement or such Assignment.

(e) Other than the security interest granted to the Issuer pursuant to this Agreement or an Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transferred Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Transferred Collateral other than any financing statement relating to the security interest granted to the Issuer pursuant to this Agreement or an Assignment or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

Section 2.10. Dispute Resolution. (a) If any Receivable is subject to repurchase pursuant to subsection 2.04(d)(i), subsection 2.04(d)(ii), or subsection 2.04(e) of this Agreement, which repurchase is not resolved in accordance with the terms of this Agreement within one hundred eighty (180) days after notice is delivered to the Transferor as specified in any such subsection, the party providing such notice or a Verified Note Owner (each, a “Requesting Party”) will have the right to refer the matter, at its discretion, to either third-party mediation (including nonbinding arbitration) or arbitration pursuant to this Section 2.10 and the Transferor is hereby deemed to consent to the selected resolution method. At the end of the 180-day period described above, the Representing Party (as defined below) may provide notice informing the Requesting Party of the status of its request or, in the absence of any such notice, the Requesting Party may presume that its request remains unresolved. The Requesting Party will provide written notice of its intention to refer the matter to mediation or arbitration to the Transferor (in such capacity, the

“Representing Party”) within thirty (30) calendar days following such one hundred eightieth (180th) day. The Transferor agrees to participate in the resolution method selected by the Requesting Party.

(b) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by the American Arbitration Association (the “AAA”) pursuant to its Commercial Arbitration Rules and Mediation Procedures in effect at the time the mediation is initiated (the “Rules”); provided, that if any of the Rules are inconsistent with the procedures for the mediation or arbitration stated in this Agreement, the procedures in such applicable document will control.

(ii) The mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list, by the AAA, of at least ten potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Representing Party will have the right to exercise two (2) peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list respecting the preference choices of the parties to the extent possible.

(iii) Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within ten (10) Business Days of the selection of the mediator and to conclude the mediation within thirty (30) days of the start of the mediation.

(iv) The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation.

(v) A failure by the Requesting Party and the Representing Party to resolve a disputed matter through mediation shall not preclude either party from seeking a resolution of such matter through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to subsection 2.10(d) below.

(c) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in this Agreement, and under the auspices of the AAA and in accordance with the Rules.

(ii) If the repurchase request specified in subsection 2.10(a) involves the repurchase of an aggregate amount of Receivables of less than 5% of the total Principal Receivables held by the Issuer as of the date of such repurchase request, a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each

Qualified Dispute Resolutions Professionals by the AAA, each of the Requesting Party and the Representing Party will have the right to exercise two (2) peremptory challenges within fourteen (14) days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list respecting the preference choices of the parties to the extent possible.

(iii) If the repurchase request specified in subsection 2.10(a) involves the repurchase of an aggregate amount of Receivables equal to or in excess of 5% of the total Principal Receivables held by the Issuer as of the date of such repurchase request, a three-arbitrator panel will be used. The arbitral panel will consist of three (3) Qualified Dispute Resolution Professionals, (A) one to be appointed by the Requesting Party within five (5) Business Days of providing notice to the Representing Party of its selection of arbitration, (B) one to be appointed by the Representing Party within five (5) Business Days of the Requesting Party’s appointment of an arbitrator, and (C) the third, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators within five (5) Business Days of the Representing Party’s appointment. If any party fails to appoint an arbitrator or the two (2) party-appointed arbitrators fail to appoint the third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules.

(iv) Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of this Agreement. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(v) The Requesting Party and the Representing Party each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within thirty (30) days after appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A) Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or in opposition to the claim or defense.

(B) At the request of a party, the arbitrator or arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of a request. Additional depositions may be scheduled only with the permission of the arbitrator or arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours’ duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(C) Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or arbitral panel, which determination shall be conclusive.

(D) All discovery shall be completed within sixty (60) days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

(vi) The Requesting Party and the Representing Party each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. The Requesting Party and the Representing Party each agree that it is their intention that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. The determination of the arbitrator or the arbitral panel, as applicable, must be consistent with the provisions of this Agreement, including Section 3.01 and Section 7.14, and will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforced in, any court of competent jurisdiction.

(vii) By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(viii) No Person may bring a putative or certified class action to arbitration.

(d) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in Charlotte, North Carolina.

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional or ancillary relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law.

(iii) The details and/or existence of any unfulfilled repurchase request specified in subsection 2.10(a) above, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Notwithstanding anything in this Section 2.10 to the contrary, any discovery taken in connection with any arbitration pursuant to subsection 2.10(c) above will be admissible in that particular arbitration.

Section 2.11. Compliance with the FDIC Rule. (a) Each of the Transferor and the Issuer acknowledges and agrees that the purpose of this Section 2.11 is to comply with the provisions of the FDIC Rule and the FDIC Rule Interpretations.

(b) Schedule 2.11 is expressly incorporated in this Agreement. Each of the Transferor and the Issuer agrees to perform their respective obligations set forth in Schedule 2.11.

(c) In the event that WFBNA becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule to the Transferor or the Issuer, the party receiving such notice shall promptly deliver such notice to the other party.

Section 2.12. Transfer of Receivables in Defaulted Accounts to Servicer for Collection. On the date on which an Account becomes a Defaulted Account, the Issuer shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Servicer for collection, without recourse, representation or warranty, all the right, title and interest of the Issuer in, the Receivables in such Defaulted Account and other related rights, as described in, and pursuant to the terms of Section 2.10 of the Servicing Agreement.

ARTICLE III

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 3.01. Liability of the Transferor. The Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor; provided, however, that to the extent the Transferor’s liabilities constitute monetary claims against the Transferor, such claims shall not constitute claims against the Transferred Assets, and shall only constitute a monetary claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such liabilities from amounts paid to it as Holder of the Transferor Interest.

Section 3.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor. (a) The Transferor shall not consolidate with or merge into any other corporation or entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the company or other entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, a corporation or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the limited liability company agreement of Funding, and if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer and the Indenture Trustee, in form satisfactory to the Issuer and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder and under the Servicing Agreement or relating to transactions contemplated hereby or thereby and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 3.02 to a successor entity, Section 4.01 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer’s certificate described in subsection 3.02(a)(ii);

(ii) the Transferor shall have delivered to the Issuer an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 3.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding;

(iii) the Rating Agency Condition shall be satisfied with respect to such consolidation, merger, conveyance or transfer; and

(iv) the Transferor shall have delivered to the Issuer an Issuer Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

(b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

Section 3.03. Limitation on Liability. To the fullest extent permitted by applicable law, the directors, officers, members, employees or agents of the Transferor shall not be under any liability to the Issuer or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. To the fullest extent permitted by applicable law, the Transferor shall not be under any liability to the Issuer or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 3.04. Reports to the Commission. The Issuer may, at any time and from time to time in its sole discretion, with reasonable prior notice to the Servicer, designate that the Transferor (rather than the Servicer) shall cause to be filed with the Commission any periodic report or reports in respect of the Issuer required to be filed pursuant to the provisions of Section 13(a) or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder.

Section 3.05. Investor Communication. (a) In the event the Transferor receives a request from any Person to communicate with a Note Owner, for so long as the Servicer, on behalf of the Issuer, files distribution reports on Form 10-D with the Commission pursuant to Section 2.05 of the Servicing Agreement, the Transferor shall promptly report such request to the Issuer and the Servicer and shall provide: the name of the Person making such request; the date the Transferor received such request; to the extent known, a description of the method Note Owners may use to contact the Person making such request; and copies of any documentation the Transferor receives in connection with such request that serves to verify the identity of the Person making such request as a Note Owner.

(b) For so long as the Transferor files distribution reports on Form 10-D in respect of the Issuer with the Commission pursuant to Section 3.04, with respect to any Monthly Period in which the Transferor receives a request from any Note Owner to communicate with another Note Owner with regard to the possible exercise of rights under the Indenture or any other Transaction Document, the Transferor shall include the following information in the related distribution report on Form 10-D:

(i) the name of the Note Owner making such request;

(ii) the date the Transferor received such request;

(iii) a statement to the effect that the Transferor has received a request from such Note Owner stating that it is interested in communicating with other Note Owners with regard to the possible exercise of rights under the Indenture or other Transaction Document; and

(iv) a description of the method other Note Owners may use to contact the requesting Note Owner;

provided, however, that prior to disclosing the information listed above on Form 10-D, the Transferor shall be entitled to verify the identity of such requesting Note Owner by requiring it to provide written certification that it is such a Note Owner and one other form of documentation, such as a trade confirmation, an account statement, a letter from such Note Owner’s broker or dealer, or another similar document.

ARTICLE IV

TRANSFEROR INSOLVENCY

Section 4.01. Rights upon the Occurrence of an Insolvency Event with Respect to the Transferor. If an Insolvency Event with respect to the Transferor occurs, the Transferor shall on the day of such Insolvency Event immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to the Issuer, the Indenture Trustee, the Servicer and each Note Rating Agency of such Insolvency Event. Notwithstanding any cessation of the transfer to the Issuer of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Issuer shall continue to be a part of the Issuer, and Collections with respect thereto shall continue to be allocated and paid in accordance with this Agreement.

ARTICLE V

TERMINATION

Section 5.01. Termination. This Agreement and the respective obligations and responsibilities of the Issuer and the Transferor under this Agreement shall terminate on the date on which the Issuer is dissolved in accordance with Article VII of the Trust Agreement.

Section 5.02. Termination Rights of Holder of the Transferor Interest. Upon the dissolution of the Issuer pursuant to Section 7.01 of the Trust Agreement, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Interest (including the Transferor Certificate, if applicable), the Beneficiary on behalf of the Issuer shall execute a written reconveyance substantially in the form of Exhibit E pursuant to which it shall reconvey (without recourse, representation or warranty) to the Holder of the Transferor Interest (including the Transferor Certificate, if applicable), (i) all right, title and interest of the Issuer in the Receivables, (ii) whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and (iii) all proceeds of such Receivables and all Interchange, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof. The Beneficiary, as such and on behalf of the Issuer, shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Interest (including the Transferor Certificate, if applicable) to vest in such Holder all right, title and interest which the Issuer had in the Receivables.

ARTICLE VI

ASSET REPRESENTATIONS REVIEW

Section 6.01. Delinquency Trigger. (a) For so long as the Transferor files distribution reports on Form 10-D in respect of the Issuer with the Commission pursuant to Section 3.04, the Transferor shall disclose, to the extent it has notice thereof, the occurrence of any Delinquency Trigger and, on a monthly basis thereafter, whether any such Delinquency Trigger is or is no longer continuing, in each case in the distribution report on Form 10-D for the distribution period in which such Delinquency Trigger occurs and is or is no longer continuing, as applicable.

(b) The Transferor shall review and may adjust the Delinquency Trigger Rate upon the occurrence of any of the following events: (i) the filing of a registration statement with the Commission relating to any Notes; and (ii) a change in law or regulation (including any new or revised interpretation of an existing law or regulation or the imposition of any new or revised guideline or request from any central bank or other governmental authority) that, in the Transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for Obligor payments on the Accounts or the manner by which delinquencies are defined or determined; provided, however, that for so long as a Delinquency Trigger has occurred and is continuing, a review of the Delinquency Trigger Rate that would otherwise be required as specified above will be delayed until the date on which the Delinquency Trigger is no longer continuing, as reported in the applicable distribution report on Form 10-D.

(c) In the case of a review of the Delinquency Trigger Rate undertaken upon the occurrence of an event described in clause (i) of subsection 6.01(b), the Transferor may increase or decrease the Delinquency Trigger Rate by any amount it reasonably determines to be appropriate based on the composition of the Receivables at the time of the review. In the case of a review undertaken upon the occurrence of any event described in clause (ii) of subsection 6.01(b), the Transferor may increase or decrease the Delinquency Trigger Rate by any amount it reasonably determines to be appropriate as a result of the related change in law or regulation. The Transferor shall provide prompt written notice to the Issuer, the Servicer, and the Indenture Trustee of the Delinquency Trigger Rate, as adjusted, which notice shall also include a description of how the adjusted Delinquency Trigger Rate was determined to be appropriate, and, for so long as the Transferor files distribution reports on Form 10-D in respect of the Issuer with the Commission pursuant to Section 3.04, shall disclose such adjusted Delinquency Trigger Rate and how it was determined to be appropriate, in the distribution report on Form 10-D for the distribution period in which the adjustment occurs.

Section 6.02. Transferor to Investigate Certain Findings of Asset Representations Reviewer. If at the completion of an Asset Representations Review undertaken in accordance with the terms set forth in the Asset Representations Review Agreement, the Asset Representations Reviewer’s findings and conclusions indicate that any Receivables reviewed did not comply with the related representations and warranties, the Transferor shall investigate any such findings of non-compliance contained in the report and make a determination regarding whether any such non-compliance constitutes a breach of any contractual provision of this Agreement or the Receivables Purchase Agreement. If the Transferor determines that such a breach has occurred, it will provide notice of such breach to the Issuer, the Servicer and the Indenture Trustee.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Amendment. (a) The Issuer and the Transferor may modify, alter or amend this Agreement at any time and from time to time, provided that prior notice is given to each Note Rating Agency and an Issuer Tax Opinion is delivered to the Issuer and the Indenture Trustee with respect thereto, and provided further that, prior to such modification, alteration or amendment, at least one of the following conditions is satisfied with respect to all Series, Classes and Tranches of Notes Outstanding:

(i) the Issuer (x) receives an Officer’s Certificate of the Transferor to the effect that the Transferor reasonably believes that such modification, alteration or amendment will not have an Adverse Effect and (y) satisfies the Rating Agency Condition with respect to such action;

(ii) the Issuer receives consent of Noteholders evidencing more than 66 2/3% of the Outstanding Dollar Principal Amount of all affected Series, Classes or Tranches of Notes for which the conditions in subsection 7.01(a)(i) have not been satisfied; provided that it shall not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance of the proposed amendment; or

(iii) if such modification, alteration or amendment is to facilitate compliance with any change in law or regulation applicable to the Transferor, Servicer, Issuer, Indenture Trustee or the transactions described in this Agreement, the Issuer receives an Officer’s Certificate of the Transferor to the effect that the Transferor reasonably believes that such modification, alteration or amendment is required to facilitate compliance with such change in law or regulation.

(b) Any amendments regarding the addition to or removal of Receivables from the Issuer as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, will amend this Agreement but will not require satisfaction of the conditions specified in subsection 7.01(a) above.

Section 7.02. Protection of Right, Title and Interest. (a) The Transferor shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer and its assignees, as the case may be, hereunder to all property transferred hereunder. The Transferor shall deliver to the Issuer, file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, the Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Receivables and the proceeds thereof.

(c) The Transferor will give the Issuer prompt written notice of any relocation of its chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Receivables and the proceeds thereof. The Transferor will at all times maintain its principal executive office within the United States of America.

(d) The Transferor will deliver to the Issuer and the Indenture Trustee on or before [________ __] of each year, beginning with [____], an Opinion of Counsel, substantially in the form of Exhibit C.

Section 7.03. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS ASSIGNMENT AND THE TRANSFER AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) EACH PARTY HERETO, AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES, HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS ASSIGNMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE FUNDING FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF FUNDING. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY

HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.04 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 7.03 SHALL LIMIT THE RIGHTS OF ANY REQUESTING PARTY PURSUANT TO SECTION 2.10.

Section 7.04. Notices. All notices and other communications under this Agreement must be in writing and will be considered effective when delivered (or in the case of facsimile or electronic transmission, when received) by hand, by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid, or sent by facsimile or electronic transmission:

(a)	in the case of the Transferor, to:

WF Card Funding, LLC

550 S. Tryon Street, Floor 10, D1086-103

Charlotte, NC 28202

Attn: Corporate Treasury – Global Funding

Phone Number: 866-263-3059

E-mail: WFCardFunding@wellsfargo.com

(b)	in the case of the Issuer, to:

WF Card Issuance Trust

c/o Wilmington Trust, National Association, as owner trustee

1100 North Market Street

Wilmington, Delaware 19890-0001

Attn: Corporate Capital Markets

Phone Number: 302-636-6000

E-mail: jluce@wilmingtontrust.com

(c)	in the case of the Indenture Trustee, to:

U.S. Bank National Association

One Federal Street

3rd Floor

Boston, Massachusetts 02110

Attn: WF Card Issuance Trust

Telephone: 617-603-6888

Email: kevin.blanchard@usbank.com

(d)	in the case of the Servicer, to:

Wells Fargo Bank, National Association

11625 N Community House Road, Floor 10, D1185-100

Charlotte, NC 28202

Attn: Controllers – Securities Administration & Operations

Phone Number: (980) 260-6401

E-mail: WFCITServicer@wellsfargo.com

Any of these entities may designate a different address in a written notice to the others under this Section 7.04.

Section 7.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.06 Binding Effect; Assignability; Pledge. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 3.02, the Transferor may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of Issuer; provided, however, that any Transfer of the Transferor’s rights in the Transferor Interest shall further be subject to the terms set forth in the Trust Agreement. Any such purported assignment, transfer, hypothecation or other conveyance by the Transferor without the prior express written consent of Issuer shall be void. The Issuer may, at any time, assign or pledge any of its rights and obligations under this Agreement to any Person and any such pledgee or assignee may further pledge or assign at any time its rights and obligations under this Agreement, in each case, without the consent of the Transferor. Each of the Issuer and the Transferor acknowledges and agrees that, upon any such pledge or assignment, the pledgee or assignee thereof may enforce directly, all of the obligations of the Issuer or the Transferor hereunder, as applicable.

(b) The Transferor hereby acknowledges that the Issuer has granted a security interest in the Transferred Assets and its rights under this Agreement to the Indenture Trustee for the benefit of the Persons named in the Indenture, and hereby waives any defenses it may have against the Indenture Trustee for the enforcement of this Agreement. Accordingly, the parties hereto agree that the Indenture Trustee shall have the right to enforce this Agreement and the full performance by the parties hereto of their obligations and undertakings set forth herein. Each of the Transferor and the Issuer hereby agrees to deliver to the Indenture Trustee a copy of all notices, opinions, agreements, certificates and documents to be delivered by it hereunder.

Section 7.07. Further Assurances. The Transferor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer more fully to effect the purposes of this Agreement, including, without limitation, the authorization by the Transferor of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction and any actions or instruments to facilitate compliance with the FDIC Rule.

Section 7.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferor or the Issuer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Agreement and such other document. Any party hereto may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

Section 7.10. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Indenture Trustee is a third-party beneficiary to this Agreement. Except as otherwise provided in this Article VII, no other Person will have any right or obligation hereunder.

Section 7.11. Rule 144A Information. For so long as any of the Notes of any Series, Class or Tranche are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor and the Issuer agree to cooperate with each other to provide to any Holders of such Series, Class or Tranche and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 7.12. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.13. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.14. Nonpetition Covenant. To the fullest extent permitted by applicable law, (i) the Transferor, by entering into this Agreement, agrees that it will not at any time acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer, and (ii) the Issuer, by entering into this Agreement, agrees that it will not at any time acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

Section 7.15. Measuring the Transferor Interest for the Purposes of Regulation RR. In order to facilitate WFBNA’s compliance with Regulation RR, the Transferor shall, on each Seller’s Interest Measurement Date and on the issuance date of any Notes under the Indenture, measure the Transferor Interest in a manner consistent with the requirements of Regulation RR. If on any Seller’s Interest Measurement Date the amount of the Transferor Interest, when measured in a manner consistent with the requirements of Regulation RR, does not satisfy the requirements of Regulation RR, WFBNA shall nevertheless be deemed to be in compliance with Regulation RR (as permitted by Regulation RR) so long as the Transferor causes the amount of the Transferor Interest to satisfy the requirements of Regulation RR on the immediately following Seller’s Interest Measurement Date. For the purpose of Regulation RR, the Transferor Interest shall constitute a “seller’s interest.”

IN WITNESS WHEREOF, the Transferor and the Issuer have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WF CARD FUNDING, LLC, as Transferor

By:
Name:
Title:

WF CARD ISSUANCE TRUST, as Issuer

By:	WF CARD FUNDING, LLC, as Beneficiary of the Issuer, and not in its individual capacity

By:
Name:
Title:

[Signature Page to Transfer Agreement]

EXHIBIT A

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

ASSIGNMENT No. _____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of ___________ ___, 20__ (this “Assignment”), by and among WF Card Funding, LLC, a Delaware limited liability company (the “Transferor”), and WF CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer”), pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor and the Issuer are parties to the Transfer Agreement, dated as of [________ __, ____] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate Additional Accounts of the Transferor to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Issuer; and

WHEREAS, the Issuer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Issuer hereby agree as follows:

Section 1. Defined Terms. All terms defined in or by reference in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, the close of business on ________ __, 20__.

“Addition Representation Date” means, with respect to Additional Accounts designated hereby, ________ __, 20__.3

“Notice Date” means, with respect to the Additional Accounts designated hereby, ___________ __, 20__ (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) of the Transfer Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) of the Transfer Agreement).

Section 2. Designation of Additional Accounts. The Additional Accounts identified on Schedule 1 to this Assignment are designated as Accounts under this Assignment and the

[3]	The specified Addition Representation Date shall be not more than 7 Business Days prior to the Addition Date.

Transfer Agreement from and after the Addition Date. Schedule 1 is fully incorporated into this Assignment and the Transfer Agreement and supplements the Account Schedule under the Transfer Agreement from and after the Addition Date. Schedule 1 may omit the balance of the Receivable existing in each Additional Account on the Addition Date.

Section 3. Conveyance of Receivables. (a) The Transferor does hereby transfer, assign, set-over and otherwise convey to the Issuer, without recourse, all right, title and interest of the Transferor (i) the Receivables existing as of the Addition Date and arising thereafter in each Additional Account designated hereby, (ii) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables, and (v) all proceeds of any of the foregoing property (collectively, the “Transferred Assets”).

(b) In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, a financing statement (including any amendments of financing statements and continuation statements when applicable) with respect to the Receivables existing as of the Addition Date and thereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in the New York UCC meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect and to maintain the perfection of the assignment of such Receivables to the Issuer, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Issuer on or prior to the date of this Assignment.

(c) In connection with such transfer, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its books and records (including the appropriate computer files) that Receivables created in connection with the Additional Accounts designated hereby and the related Transferred Assets have been transferred to the Issuer pursuant to this Assignment, and pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(d) In connection with such transfer, the Additional Accounts shall be identified in the Pool Portfolio Number File with the designation “901”, “902”, “903”, “904” or “905”.

(e) The parties hereto intend that each transfer of Transferred Assets and other property pursuant to this Assignment constitute a sale, and not a secured borrowing, conveying good title, free and clear of any liens, claims, encumbrances or rights of others, from the Transferor to the Issuer. If, and to the extent that, notwithstanding such intent the transfer pursuant to this Assignment is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Issuer a first priority perfected security interest in all of the Transferor’s right, title and interest in, to and under (i) the Receivables existing on the Addition Date and arising after the Addition Date in each Additional Account designated hereby, (ii) all moneys due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables, and (v) all proceeds of any of the foregoing property to secure payment of an obligation in the amount of the aggregate Purchase Price paid by the Issuer to the Transferor.

Section 4. Acceptance by Issuer. The Issuer hereby acknowledges its acceptance of all right, title and interest previously held by the Transferor in, to and under the Receivables existing on the Addition Date and arising after the Addition Date in each Additional Account.

Section 5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer as of the Addition Date:

(a) Legal Valid and Binding Obligation. This Assignment, assuming due authorization, execution and delivery by the other party hereto, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(b) Eligibility of Accounts and Receivables. Each Additional Account designated hereby is, as of the Addition Representation Date, an Eligible Account and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable.

(c) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized as of the Addition Representation Date in selecting the Additional Accounts designated hereby from the available Eligible Accounts.

(d) Insolvency. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

(e) Security Interest. This Assignment constitutes either (i) a valid sale to the Issuer of the Receivables in the Additional Accounts or (ii) a grant of a security interest to secure payment or performance of an obligation in favor of the Issuer in the Receivables in the Additional Accounts, and that sale or security interest is perfected under the UCC.

(f) Additional Representations and Warranties of the Transferor. The Transferor, hereby makes the following additional representations and warranties. Such representations and warranties shall survive until the termination of the Transfer Agreement. Such representations and warranties speak as of the date that the Transferred Assets are first transferred to the Issuer but shall not be waived by any of the parties to this Assignment unless the Rating Agency Condition is satisfied with respect to such waiver.

(i) This Assignment creates a valid and continuing security interest (as defined in the New York UCC) in favor of the Issuer in the Receivables described in Section 3 of this Assignment (the “Transferred Collateral”), which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

(ii) The Transferred Collateral constitutes “accounts” within the meaning of the New York UCC.

(iii) At the time of the transfer and assignment of the Transferred Collateral to the Issuer pursuant to this Assignment, the Transferor owned and had good and marketable title to such Transferred Collateral free and clear of any lien, claim or encumbrance of any Person.

(iv) the Transferor has caused or will have caused, within ten days of the initial execution of this Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Transferred Collateral granted to the Issuer pursuant to this Assignment.

(v) Other than the security interest granted to the Issuer pursuant to this Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transferred Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Transferred Collateral other than any financing statement relating to the security interest granted to the Issuer pursuant to this Assignment or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

Section 6. Conditions Precedent. The acceptance by the Issuer set forth in Section 4 and the amendment of the Transfer Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

(a) Officer’s Certificate. The Transferor shall have delivered to the Issuer an Officer’s Certificate substantially in the form of Schedule 2 hereto. The Issuer may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

(b) Opinion of Counsel. The Transferor shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit B to the Transfer Agreement.

(c) Additional Information. The Transferor shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Assignment.

Section 7. Amendment of the Transfer Agreement. The Transfer Agreement is hereby amended to provide that all references therein to the “Transfer Agreement,” to “this Agreement”

and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Transfer Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provisions of the Transfer Agreement. The amendment of the Transfer Agreement effected by this Assignment shall not be considered an amendment to the Transfer Agreement for the purposes of Section 7.01, and shall not require satisfaction of the conditions specified in Section 7.01.

Section 8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Assignment and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Assignment and such other document. Any party hereto may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

Section 9. GOVERNING LAW. (a) THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS ASSIGNMENT AND THE TRANSFER AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) EACH PARTY HERETO, AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES, HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS ASSIGNMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE FUNDING FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF FUNDING. EACH PARTY

HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.04 OF THE TRANSFER AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 9 SHALL LIMIT THE RIGHTS OF ANY REQUESTING PARTY PURSUANT TO SECTION 2.10 OF THE TRANSFER AGREEMENT.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WF CARD FUNDING, LLC, as Transferor

By:
Name:
Title:

WF CARD ISSUANCE TRUST, as Issuer

By: WF CARD FUNDING, LLC, as Beneficiary of the Issuer, and not in its individual capacity

By:
Name:
Title:

SCHEDULE 1

TO ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

ADDITIONAL ACCOUNTS

SCHEDULE 2

TO ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

WF CARD FUNDING, LLC

WF CARD ISSUANCE TRUST

OFFICER’S CERTIFICATE

______________________, a duly authorized officer of WF Card Funding, LLC, a Delaware limited liability company (“Funding”), hereby certifies and acknowledges on behalf of Funding that to the best of such officer’s knowledge the following statements are true on ______________ __, 20__ (the “Addition Date”), and acknowledges on behalf of Funding that this Officer’s Certificate will be relied upon by WF Card Issuance Trust (the “Issuer”) in connection with the Issuer entering into Assignment No. ____ of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and among Funding and the Issuer, in connection with the Transfer Agreement, dated as of [________ __, ____] (the “Transfer Agreement”) pursuant to which Funding and the Issuer are parties. The undersigned hereby certifies and acknowledges on behalf of Funding that:

(a) On or prior to the Addition Date, Funding has delivered to the Issuer the Assignment and Funding has indicated in its books and records (including appropriate computer files) that the Receivables created in connection with the Additional Accounts designated by the Assignment and the related Transferred Assets have been transferred to the Issuer under the Assignment, and pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture and Funding has delivered to the Issuer, the Indenture Trustee, and the Servicer Schedule 1 to the Assignment containing a true and complete list of all Additional Accounts identified by cardholder account number as of the Addition Date, which Schedule 1 to the Assignment shall be, as of the date of such Assignment, incorporated into and made a part of such Assignment and the Transfer Agreement.

(b) Legal, Valid and Binding Obligation. The Assignment, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(c) Eligibility of Accounts. As of [________ __, ____] (the “Addition Representation Date”), each Additional Account designated hereby was an Eligible Account and, as of the Addition Date, each Receivable in such Additional Account is an Eligible Receivable.

(d) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized as of the Addition Representation Date in selecting the Additional Accounts designated hereby from the available Eligible Accounts.

(e) Insolvency. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

(f) Security Interest. The Assignment constitutes either (i) a valid sale to the Issuer of the Receivables in the Additional Accounts or (ii) a grant of a security interest to secure payment or performance of an obligation in favor of the Issuer in the Receivables in the Additional Accounts, and that sale or security interest is perfected under the UCC.

(g) Requirements of Transfer Agreement. All requirements set forth in subsection 2.06(c) of the Transfer Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Transfer Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _________, 20__.

WF CARD FUNDING, LLC

By:
Name:
Title:

EXHIBIT B [TO BE REVIEWED BY COUNSEL]

FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS

PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 2.06(c)(vi)

OF THE TRANSFER AGREEMENT

The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the Transferor’s counsel with respect to similar matters delivered on the Closing Date.

B-1

EXHIBIT C [TO BE REVIEWED BY COUNSEL]

FORM OF ANNUAL OPINION OF COUNSEL

The opinions set forth below, which are to be delivered pursuant to subsection 7.02(d) of the Transfer Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Transferor with respect to similar matters delivered on the Closing Date.

[1. The security interest of the Issuer in the rights of the Transferor in the Receivables identified in the Account Schedule delivered pursuant to the Transfer Agreement and the identifiable proceeds thereof (the “Collateral”) is perfected in that portion of the Collateral as to which a security interest can be perfected by filing a financing statement in the Office of the Secretary of State of the State of Delaware (the “State Office”) under the Delaware UCC as of the date hereof.

2. The Delaware UCC search obtained from the State Office with respect to filings with the State Office through [DATE] (the “Effective Time”) (i) identifies the Financing Statement as a presently effective financing statement filed in the State Office as of the Effective Time, and (ii) does not identify any other presently effective financing statement that covers the Collateral.]

C-1

EXHIBIT D

FORM OF REASSIGNMENT OF RECEIVABLES

REASSIGNMENT NO. _____ OF RECEIVABLES, dated as of _________ ___, _____ (this “Reassignment”), by and among WF Card Funding, LLC, a Delaware limited liability company (the “Transferor”), and WF CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”) pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor, the Issuer, and the Indenture Trustee are parties to the Transfer Agreement, dated as of [________ __, ____] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to remove from the Issuer all Receivables from the Removed Accounts (as herein defined) and to cause the Issuer to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, to the Transferor; and

WHEREAS, the Issuer is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Issuer hereby agree as follows:

Section 1. Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby, ________ __, 20__.

“Removal Notice Date” means, with respect to the Removed Accounts designated hereby, ________ __, 20__ (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

“Removed Accounts” means the Removed Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on Schedule 1 attached hereto.

Section 2. Designation of Removed Accounts. The Transferor shall deliver to the Issuer, the Servicer and the Indenture Trustee, not later than five Business Days after the Removal Date, a computer file containing a true and complete list of all Removed Accounts designated hereby, such Removed Accounts being identified by account number and by the aggregate amount of Receivables in such Removed Accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Transfer Agreement as of the

Removal Date and shall supplement Schedule 1 to the Transfer Agreement and each other schedule of Accounts heretofore delivered by the Transferor to the Issuer.

Section 3. Conveyance of Receivables. (a) The Issuer does hereby reconvey to the Transferor, without recourse on and after the Removal Date, all right, title and interest of the Issuer in, to and under, and the Issuer does hereby release its lien on and security interest in (i) the Receivables existing on the Removal Date and arising after the Removal Date in each Removed Account designated hereby, (ii) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iii) all Interchange, Insurance Proceeds, and Recoveries allocable to the Receivables, (iv) all Collections on the Receivables, and (v) all proceeds of any of the foregoing property.

(b) In connection with such transfer, the Issuer agrees to authorize, execute and/or deliver to the Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Issuer of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

Section 4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment, assuming the due authorization, execution and delivery by the other party hereto, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(b) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Accounts designated hereby.

Section 5. Conditions Precedent. The amendment of the Transfer Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

The Transferor shall have delivered to the Issuer an Officer’s Certificate substantially in the form of Schedule 1 hereto. The Issuer may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

Section 6. Amendment of the Transfer Agreement. The Transfer Agreement is hereby amended to provide that all references therein to the “Transfer Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Transfer Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Transfer Agreement. The amendment of the Transfer Agreement effected by this Reassignment shall not be considered an amendment to the Transfer Agreement for the purposes of Section 7.01 of the Transfer Agreement, and shall not require satisfaction of the conditions specified in Section 7.01 of the Transfer Agreement.

Section 7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Reassignment and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Reassignment and such other document. Any party hereto may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

Section 8. GOVERNING LAW. (a) THIS REASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS REASSIGNMENT AND THE TRANSFER AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) EACH PARTY HERETO, AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES, HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS REASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS REASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS REASSIGNMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE FUNDING FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF FUNDING. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY

HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.04 OF THE TRANSFER AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS REASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 8 SHALL LIMIT THE RIGHTS OF ANY REQUESTING PARTY PURSUANT TO SECTION 2.10 OF THE TRANSFER AGREEMENT.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WF CARD FUNDING, LLC, as Transferor

By:
Name:
Title:

WF CARD ISSUANCE TRUST, as Issuer

By: WF CARD FUNDING, LLC, as Beneficiary of the Issuer, and not in its individual capacity

By:
Name:
Title:

SCHEDULE 1

TO REASSIGNMENT OF RECEIVABLES REMOVED ACCOUNTS

WF CARD FUNDING, LLC

WF CARD ISSUANCE TRUST

OFFICER’S CERTIFICATE

______________________, a duly authorized officer of WF Card Funding, LLC, a Delaware limited liability company (“Funding”), hereby certifies and acknowledges on behalf of Funding that to the best of such officer’s knowledge the following statements are true on ______________ __, 20__ (the “Removal Date”), and acknowledges on behalf of Funding that this Officer’s Certificate will be relied upon by WF Card Issuance Trust (the “Issuer”) in connection with the Issuer entering into Reassignment No. ____ of Receivables, dated as of the Removal Date (the “Reassignment”), by and among Funding and the Issuer, in connection with the Transfer Agreement, dated as of [________ __, ____] (the “Transfer Agreement”) pursuant to which Funding and the Issuer are parties. The undersigned hereby certifies and acknowledges on behalf of Funding that:

(a) The removal of any Receivables of any Removed Accounts (as defined in the Reassignment) shall not, in the reasonable belief of Funding, (i) cause an Early Redemption Event to occur; provided, however, that for the purposes of this clause (a), the Receivables of each Removed Account have been considered to be removed as of the Removal Date, (ii) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such Removal Date, (iii) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (iv) result in the failure to make any payment specified in the related Indenture Supplement with respect to any Series.

(b) On or prior to the Removal Date, Funding has delivered to the Issuer the Reassignment and within five Business Days (or as otherwise agreed upon between the Issuer and the Transferor) after the Removal Date, Funding shall deliver to the Issuer, the Indenture Trustee, and the Servicer an updated Account Schedule, which updated Account Schedule is true and complete as of the Removal Date and, which Account Schedule shall be true and complete as of the Removal Date and as of the Removal Date shall modify and amend and be made a party of the Transfer Agreement.

(c) Funding has not used any selection procedures believed by Funding to be materially adverse to the interests of the Noteholders in selecting the Removed Accounts.

(d) Each Note Rating Agency received notice, on or before the tenth Business Day prior to the Removal Date, of the Reassignment of the Receivables of such Accounts and Funding and the Rating Agency Condition is satisfied with respect to such proposed removal prior to the Removal Date.

(e) The Reassignment, assuming the due authorization, execution and delivery by the other party and thereto, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(f) All requirements set forth in Section 2.07(b) of the Transfer Agreement for designating Removed Accounts, have been satisfied.

(g) Each of the representations and warranties made in the Reassignment is true and correct as of the Removal Date.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Transfer Agreement.

EXHIBIT E

FORM OF RECONVEYANCE OF RECEIVABLES

RECONVEYANCE NO. [____]-[__] OF RECEIVABLES, dated as of ___________ ___, ____ (this “Reconveyance”), by and among WF CARD FUNDING, LLC, a Delaware limited liability company (the “Transferor”), and WF CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”) pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor and the Issuer are parties to the Transfer Agreement dated as of [________ __, ____] (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to cause the Issuer to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Issuer to the Transferor upon termination of the Issuer pursuant to Article VII of the Trust Agreement (as each such term is defined in the Transfer Agreement);

WHEREAS, the Issuer is willing to reconvey Receivables subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Issuer hereby agree as follows:

Section 1. Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Reconveyance Date” means __________ __, 20__.

Section 2. Return of Lists of Accounts. The Issuer shall deliver to the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file of Accounts delivered to the Issuer pursuant to the terms of the Transfer Agreement.

Section 3. Conveyance of Receivables. (a) The Issuer does hereby reconvey to the Transferor, without recourse, on and after the Reconveyance Date, all right, title and interest of the Issuer in, to and under (i) each and every Receivable now existing and hereafter created in the Accounts, (ii) all monies due or to become due with respect thereto (including all Finance Charge Receivables), (iii) all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), (iv) all Interchange, Insurance Proceeds, and Recoveries allocable thereto, (v) all Collections allocable thereto and (vi) all proceeds of any of the foregoing property.

(b) In connection with such transfer, the Issuer agrees to authorize and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the

Transferor may reasonably request, evidencing the release by the Issuer of its lien on the Receivables.

Section 4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Reconveyance and each other document delivered in accordance with, or pursuant to the terms hereof, shall be effective as delivery of an original executed counterpart of this Reconveyance and such other document. Any party hereto may also require that any such documents and signatures delivered by facsimile or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic transmission.

Section 5. GOVERNING LAW. (a) THIS RECONVEYANCE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS RECONVEYANCE AND THE TRANSFER AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) EACH PARTY HERETO, AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES, HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS RECONVEYANCE T OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS RECONVEYANCE; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS RECONVEYANCE SHALL BE DEEMED OR OPERATE TO PRECLUDE FUNDING FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF FUNDING. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION

OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION

OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.04 OF THE TRANSFER AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTING THEIR INTEREST IN THE NOTES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS RECONVEYANCE OR THE TRANSACTIONS CONTEMPLATED HEREBY. NOTHING IN THIS SECTION 5 SHALL LIMIT THE RIGHTS OF ANY REQUESTING PARTY PURSUANT TO SECTION 2.10 OF THE TRANSFER AGREEMENT.

IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WF CARD FUNDING, LLC, as Transferor

By:
Name:
Title:

WF CARD ISSUANCE TRUST, as Issuer

By: WF CARD FUNDING, LLC, as Beneficiary of the Issuer, and not in its individual capacity

By:
Name:
Title:

SCHEDULE 1

LIST OF ACCOUNTS

DELIVERED TO TRUSTEE ONLY

[DEEMED INCORPORATED]

Sch. 1

SCHEDULE 2.11

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a) As used in this Schedule, references to (i) “sponsor” means WFBNA, (ii) “issuing entity” means, collectively, the Transferor, the Issuer and each other transferee of the Transferred Assets that is an “issuing entity” as defined in the FDIC Rule, (iii) “servicer” means the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule, (iv) “obligations” or “securitization obligations” means the notes issued by the Issuer pursuant to the Indenture, and (v) “financial assets” and “securitized financial assets” means the Transferred Assets.

(b) The issuing entity shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i) On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii) While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer

Sch. 2.11-1

advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The issuing entity shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

Sch. 2.11-2